UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 3, 2011

CUBIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8931	95-1678055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9333 Balboa Avenue San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (858) 277-6780

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 — Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 3, 2011, the Audit Committee of the Company determined that the financial statements included in the Company’s previously filed Quarterly Reports on Form 10-Q for the periods ended June 30, 2010 and March 31, 2010 and the related report of independent registered public accounting firm should no longer be relied upon as a result of errors identified by the Company in its consolidated financial statements for the three and six months ended March 31, 2010, for the nine months ended June 30, 2010 and for the three months ended September 30, 2010. The errors relate to the method historically used to record the impact of changes in exchange rates on U.S. dollar denominated money market investments that are held by its wholly-owned subsidiary in the United Kingdom that has the British Pound as its functional currency.  These investments were purchased during the quarter ended March 31, 2010 and the Company historically recorded the impact of changes in exchange rates on these investments in other comprehensive income as they were treated as an economic hedge. Upon reviewing the accounting treatment for these investments management determined that these changes in exchange rates did not meet the requirements for hedge accounting treatment and therefore should have been recorded in other non-operating income.

As a result of these errors other non-operating income was understated by $5.0 million for the quarter ended March 31, 2010 and non-operating income was overstated by a similar amount for the quarter ended September 30, 2010. The Company evaluated the materiality of the errors from a qualitative and quantitative perspective and concluded that they were material to the interim periods previously presented within the Company’s fiscal year 2010. As such, the Company made the necessary restatements to correct the errors related to the quarterly periods ended September 30, 2010 and March 31, 2010 within its Quarterly Report on Form 10-Q for the period ended June 30, 2011. These corrections also included related adjustments to reflect the impact on quarterly income tax expense.

The Company concluded that since the understatement of non-operating income in the quarter ended March 31, 2010 approximated the overstatement in the quarter ended September 30, 2010, these errors were not material to the consolidated financial statements for the fiscal year ended September 30, 2010 and, therefore, the financial statements for the year ended September 30, 2010 will not be restated. The restatements had no impact on the consolidated financial statements for the nine months ended June 30, 2011 or any interim financial statements within that period.

The Company has not amended (and does not intend to amend) its previously filed Quarterly Reports on Form 10-Q for the periods ended June 30, 2010 or March 31, 2010 to reflect the restatements described in this Current Report on Form 8-K, and thus the financial statements and related financial statement information contained in those reports should no longer be relied upon.

The Audit Committee and management have discussed these matters with Ernst & Young LLP, the Company’s independent registered public accounting firm.

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the federal securities laws made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which represent the Company’s expectations or beliefs concerning various future events, may contain words such as “may”, “will”, or “intends”, or other words indicating future results. Such statements may include but are not limited to statements concerning amendments to the Company’s previously filed Annual or Quarterly Reports, information included in the Company’s financial statements, and the intended filing date of the Company’s Annual Report on Form 10-K. The potential risks and uncertainties associated with these forward-looking statements include risks related to the Company’s internal controls, its compliance with regulations, accounting principles and public disclosure, and other risks and uncertainties described in its public filings with the Securities and Exchange Commission, available at www.websense.com/investors. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CUBIC CORPORATION

Date	August 4, 2011	/s/ William W. Boyle
William W. Boyle
Senior Vice President and CFO